UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTIA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-0561199
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

13565 SW Tualatin
Sherwood Rd #800, Sherwood, OR 97140
(Address of principal executive offices)

ENTIA BIOSCIENCES, INC. 2010 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Carl J. Johnson, President  & Chief Executive Officer
13565 SW Tualatin-Sherwood Rd #800, Sherwood, OR 97140
(509) 427-5132
 (Name, Address and Telephone Number of Agent for Service)

Total Nutraceutical Solutions, Inc.
Former name of Registrant

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                                                                                                Accelerated filer ☐
Non- accelerated filer ☐                                                                                                 Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,500,000	$0.10	$150,000	$17.43
Common Stock, par value $0.001	50,000	$0.10	$5,000	$18.01
Common Stock, par value $0.001	50,000	$0.10	$5,000	$18.59

(1)           This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Entia Biosciences, Inc. 2010 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)           Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of Entia Biosciences, Inc. Common Stock reported on the OTC Bulletin Board as of September 1, 2015 a date within five business days prior to the filing of this registration statement.

EXPLANATORY NOTE

This Registration Statement is being filed to register 1,500,000 shares added to the number of shares issuable pursuant to the Plan pursuant to shareholder ratification on December 16, 2013 of a board resolution authorizing such an increase, 50,000 shares of Entia’s Common Stock automatically added on January 1, 2014 to the shares reserved for issuance under the Entia Biosciences, Inc. 2010 Stock Incentive Plan and the additional 50,000 shares of Entia’s Common Stock automatically added on January 1, 2015 to the 3,050,000 shares previously reserved for issuance under the Entia Biosciences, Inc. 2010 Stock Incentive Plan.  With these new shares there are 4,700,000 shares underlying the Stock Option Plan.    The 3,100,000 common shares issuable pursuant to the Entia Biosciences, Inc. 2010 Stock Incentive Plan were previously registered pursuant to Registration Statements on Form S-8 as filed with the Securities and Exchange Commission on July 11, 2011. March 5, 2012 and June 25, 2013, all three of which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

Entia Biosciences, Inc. (“Entia”), formerly Total Nutraceutical Solutions, Inc., hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (“SEC”):

1.
The Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015, Amendment No. 1 to the Annual Report on Form 10-K filed on July 27, 2015, Amendment No. 2 to the Annual Report on Form 10-K filed on August 31, 2015, Amendment No. 3 to the Annual Report on Form 10-K filed on September 1, 2015;

2.	The Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 15, 2015, and for the quarter ended June 30, 2015 filed with the SEC on August 14, 2015;

3.	The Current Reports on Form 8-K filed on January 15, 2015, February 9, 2015, February 24, 2015, February 26, 2015, May 4, 2015, August 12, 2014, and August 13, 2015;

4.	The description of our common stock set forth in the Amendment No. 3, Registration Statement on Form SB-2, filed with the SEC on October 12, 2007; and

5.	The Registration Statements on Form S-8 (File No. 333-175463), as filed with the SEC on July 11, 2011, March 5, 2012, June 25, 2015.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                Exhibits.

Exhibit Number	Description of Exhibit	Filed Herewith	Form	Exhibit	Filing Date

3.1	Amended and Restated Articles of Incorporation of Registrant		8-K	3.1	1/30/2012

3.2	Amended and Restated Bylaws of Registrant		8-K	3.2	09/22/2010

5.1	Opinion of Michael R. Espey, Attorney at Law regarding legality of the Common Stock being registered.	X

23.1	Consent of Peterson Sullivan LLP	X

23.2	Consent of Michael R. Espey, Attorney at Law (reference is made to exhibit 5.1)	X

24.1	Power of Attorney (see signature page)	X

99.1	Entia Biosciences, Inc. 2010 Stock Incentive Plan, as amended and restated	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherwood Oregon, on the 4th day of September, 2015.

ENTIA BIOSCIENCES, INC.

By:	/s/ Carl J. Johnson
Carl J. Johnson
President, Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Carl J. Johnson as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marvin S. Hausman, M.D.	Chairman of the Board	September 4, 2015
Marvin S. Hausman, M.D.

/s/ Philip A. Sobol, M.D.	Director	September 4, 2015
Philip A. Sobol, M.D.

/s/ Elliot L. Shelton, Esq.	Director, Secretary	September 4, 2015
Elliot L. Shelton, Esq.

/s/ Carl J. Johnson	Director	September 4, 2015
Carl J. Johnson